Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/27/19	7/28/18
Sales	$413,633	$384,695
Cost of sales	245,921	236,173
Gross profit	167,712	148,522
Selling, general and administrative expense	144,290	125,362
Operating income	23,422	23,160
Interest expense	(318)	(104)
Interest income	727	602
Other income (expense), net	(760)	892
Income before income taxes	23,071	24,550
Income tax expense	5,083	5,599
Net income	17,988	18,951
Net (income) loss attributable to noncontrolling interests	81	(648)
Net income attributable to La-Z-Boy Incorporated	$18,069	$18,303

Basic weighted average common shares	46,820	46,716
Basic net income attributable to La-Z-Boy Incorporated per share	$0.39	$0.39

Diluted weighted average common shares	47,125	47,161
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.38	$0.39

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/27/19	4/27/19
Current assets
Cash and equivalents	$111,622	$129,819
Restricted cash	1,970	1,968
Receivables, net of allowance of $2,177 at 7/27/19 and $2,180 at 4/27/19	134,379	143,288
Inventories, net	197,701	196,899
Other current assets	85,631	69,144
Total current assets	531,303	541,118
Property, plant and equipment, net	204,789	200,523
Goodwill	184,675	185,867
Other intangible assets, net	29,595	29,907
Deferred income taxes — long-term	21,906	20,670
Right of use lease asset	312,433	—
Other long-term assets, net	77,449	81,705
Total assets	$1,362,150	$1,059,790

Current liabilities
Current portion of long-term debt	$—	$180
Accounts payable	62,935	65,365
Lease liability, short-term	64,158	—
Accrued expenses and other current liabilities	168,757	173,091
Total current liabilities	295,850	238,636
Long-term debt	—	19
Lease liability, long-term	262,264	—
Other long-term liabilities	105,898	124,159

Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 46,690 outstanding at 7/27/19 and 46,955 outstanding at 4/27/19	46,690	46,955
Capital in excess of par value	311,207	313,168
Retained earnings	329,096	325,847
Accumulated other comprehensive loss	(3,728)	(3,462)
Total La-Z-Boy Incorporated shareholders’ equity	683,265	682,508
Noncontrolling interests	14,873	14,468
Total equity	698,138	696,976
Total liabilities and equity	$1,362,150	$1,059,790

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/27/19	7/28/18
Cash flows from operating activities
Net income	$17,988	$18,951
Adjustments to reconcile net income to cash provided by (used for) operating activities
Gain on disposal of assets	(536)	—
Change in deferred taxes	(677)	(183)
Provision for doubtful accounts	116	279
Depreciation and amortization	7,298	7,541
Equity-based compensation expense	1,675	2,040
Change in receivables	8,535	14,236
Change in inventories	(527)	(11,092)
Change in other assets	7,305	463
Change in payables	(1,391)	2,491
Change in other liabilities	(20,446)	(2,572)
Net cash provided by operating activities	19,340	32,154

Cash flows from investing activities
Proceeds from disposals of assets	22	61
Proceeds from insurance	642	58
Capital expenditures	(12,299)	(15,873)
Purchases of investments	(5,288)	(4,190)
Proceeds from sales of investments	4,060	4,762
Acquisitions, net of cash acquired	(5,438)	—
Net cash used for investing activities	(18,301)	(15,182)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(47)	(59)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,417)	(2,009)
Purchases of common stock	(12,313)	(7,944)
Dividends paid	(6,112)	(5,625)
Net cash used for financing activities	(19,889)	(15,637)

Effect of exchange rate changes on cash and equivalents	655	(1,601)
Change in cash, cash equivalents and restricted cash	(18,195)	(266)
Cash, cash equivalents and restricted cash at beginning of Period	131,787	136,871
Cash, cash equivalents and restricted cash at end of period	$113,592	$136,605

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$2,416	$4,122

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/27/19	7/28/18
Sales
Upholstery segment:
Sales to external customers	$230,767	$240,054
Intersegment sales	62,649	53,344
Upholstery segment sales	293,416	293,398

Casegoods segment:
Sales to external customers	22,006	24,403
Intersegment sales	5,129	3,983
Casegoods segment sales	27,135	28,386

Retail segment sales	142,996	119,228

Corporate and Other:
Sales to external customers	17,864	1,010
Intersegment sales	2,688	2,855
Corporate and Other sales	20,552	3,865

Eliminations	(70,466)	(60,182)
Consolidated sales	$413,633	$384,695

Operating Income (Loss)
Upholstery segment	$26,267	$23,884
Casegoods segment	2,597	3,080
Retail segment	8,477	4,458
Corporate and Other	(13,919)	(8,262)
Consolidated operating income	23,422	23,160

LA-Z-BOY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended
(Amounts in thousands, except per share data)	7/27/2019	7/28/2018
GAAP gross profit	$167,712	$148,522
Add back: Purchase accounting charges — incremental expense upon the sale of inventory acquired at fair value	117	42
Add back: Supply chain optimization initiative	1,508	—
Non-GAAP gross profit	$169,337	$148,564

GAAP SG&A	$144,290	$125,362
Less: Purchase accounting charges — amortization of intangible assets and retention agreements	(1,192)	(104)
Non-GAAP SG&A	$143,098	$125,258

GAAP operating income	$23,422	$23,160
Add back: Purchase accounting charges	1,309	146
Add back: Supply chain optimization initiative	1,508	—
Non-GAAP operating income	$26,239	$23,306

GAAP income before income taxes	$23,071	$24,550
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,502	146
Add back: Supply chain optimization initiative	1,508	—
Non-GAAP income before income taxes	$26,081	$24,696

GAAP net income attributable to La-Z-Boy Incorporated	$18,069	$18,303
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,502	146
Less: Tax effect of purchase accounting	(330)	(33)
Add back: Supply chain optimization initiative	1,508	—
Less: Tax effect of supply chain optimization Initiative	(332)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$20,417	$18,416

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.38	$0.39
Add back: Purchase accounting charges, net of tax, per share	0.02	—
Add back: Supply chain optimization initiative, net of tax, per share	0.02	—
Non-GAAP net income attributable to La-Z- Boy Incorporated per diluted share	$0.42	$0.39

LA-Z-BOY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	7/27/2019	% of sales	7/28/2018	% of sales
GAAP operating income (loss)
Upholstery segment	$26,267	9.0%	$23,884	8.1%
Casegoods segment	2,597	9.6%	3,080	10.9%
Retail segment	8,477	5.9%	4,458	3.7%
Corporate and Other	(13,919)	N/M	(8,262)	N/M
GAAP Consolidated operating income	$23,422	5.7%	23,160	6.0%

Purchase accounting and supply chain optimization initiative affecting operating income
Upholstery segment	$1,563		$104
Casegoods segment	—		—
Retail segment	117		42
Corporate and Other	1,137		—
Consolidated Non-GAAP charges affecting operating income	$2,817		$146

Non-GAAP operating income (loss)
Upholstery segment	$27,830	9.5%	$23,988	8.2%
Casegoods segment	2,597	9.6%	3,080	10.9%
Retail segment	8,594	6.0%	4,500	3.8%
Corporate and Other	(12,782)	N/M	(8,262)	N/M
Non-GAAP Consolidated operating income	$26,239	6.3%	$23,306	6.1%

N/M — Not Meaningful